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                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

                                 Olympic Steel
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

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
OLYMPIC STEEL
   CORPORATE HEADQUARTERS
   5096 Richmond Road
   Bedford Heights, Ohio 44146
   (216) 292-3800 (ext. 19685)
   (216) 292-3974/fax


   April 12, 2002

   TO THE SHAREHOLDERS OF OLYMPIC STEEL, INC.

   RE:  SUPPLEMENT TO THE PROXY STATEMENT DATED MARCH 29, 2002

   Dear Shareholders:

   In preparing the Proxy Statement for the 2002 Annual Meeting of Shareholders, the provisions setting forth the Company's aggregate audit and non-audit fees for 2001 were inadvertently omitted:

            Aggregate fees billed for the audit of the Company's annual financial statements and quarterly reviews of the financial statements in 2001 were $145,000. All non-audit aggregate fees billed for professional services rendered during fiscal year 2001 were $552,637 with $17,500 relating to tax return reviews and other tax consulting fees and $535,137 relating to the computer system development project. The Audit Committee has considered whether the provision of services for these fees is compatible with maintaining the independent accountants' independence and has determined that such services have not adversely affected the accountants' independence.

   We are sorry for the omission.

   Sincerely,

   /s/ Richard T. Marabito

   Richard T. Marabito
   Chief Financial Officer




   RTM/nb